SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT : February 12, 2003
(Date of earliest event reported)

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	333-65554	13-3460894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number

Eleven Madison Avenue New York, New York 10010 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (212) 325-2000 Exhibit Index located on Page 4

Items 1 through 4, Item 6 and Item 8 are not included because they are not applicable.

Item 5.      Other Events.

On February 12, 2003, Credit Suisse First Boston Mortgage Acceptance Corp. caused the issuance and sale of the Irwin Whole Loan Home Equity Trust 2003-A, Home Equity Loan-Backed Notes, Series 2003-A (the “Notes”), pursuant to an Indenture, dated as of February 12, 2003, between Irwin Whole Loan Home Equity Trust 2003-A, as issuer, and U.S. Bank National Association, as indenture trustee.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(a) (b) (c)	Not applicable Not applicable Exhibits: The following execution copies of Exhibits to the Form S-3 Registration Statement of the Registrant are hereby filed.

4.1

Servicing Agreement, dated as of February 1, 2003, among Irwin Union Bank and Trust Company, as servicer, U.S. Bank National Association, as indenture trustee, and Irwin Whole Loan Home Equity Trust 2003-A, as issuer.

4.2	Owner Trust Agreement, dated as of February 12, 2003, between Credit Suisse First Boston Mortgage Acceptance Corp., as depositor, and Wilmington Trust Company, as owner trustee.

4.3	Indenture, dated as of February 12, 2003, between Irwin Whole Loan Home Equity Trust 2003-A, as issuer, and U.S. Bank National Association, as indenture trustee (including Appendix A thereto).

10.1

Loan Purchase Agreement, dated as of February 12, 2003, among DLJ Mortgage Capital, Inc., as seller, Credit Suisse First Boston Mortgage Acceptance Corp., as purchaser, Irwin Whole Loan Home Equity Trust 2003-A, as issuer, and U.S. Bank National Association, as indenture trustee.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE ACCEPTANCE CORP.

By: /s/ John Herbert Name: John Herbert Title: Vice President

Dated: February 27, 2002

Exhibit Index

Exhibit Number	Description

4.1

Servicing Agreement, dated as of February 1, 2003, among Irwin Union Bank and Trust Company, as servicer, U.S. Bank National Association, as indenture trustee, and Irwin Whole Loan Home Equity Trust 2003-A, as issuer.

4.2	Owner Trust Agreement, dated as of February 12, 2003, between Credit Suisse First Boston Mortgage Acceptance Corp., as depositor, and Wilmington Trust Company, as owner trustee.

4.3	Indenture, dated as of February 12, 2003, between Irwin Whole Loan Home Equity Trust 2003-A, as issuer, and U.S. Bank National Association, as indenture trustee (including Appendix A thereto).

10.1

Loan Purchase Agreement, dated as of February 12, 2003, among DLJ Mortgage Capital, Inc., as seller, Credit Suisse First Boston Mortgage Acceptance Corp., as purchaser, Irwin Whole Loan Home Equity Trust 2003-A, as issuer, and U.S. Bank National Association, as indenture trustee.